Exhibit 99.1

ManTech Announces Financial Results for Second Quarter of Fiscal Year 2010

•	Revenue: $661.6 million, up 29 percent (13 percent organic) from second quarter fiscal year 2009 (FY09)

•	Net Income: $32.2 million, up 13 percent from second quarter FY09

•	Diluted EPS: $0.88, up 10 percent from second quarter FY09

•	Operating margin percentage up 80 basis points sequentially

FAIRFAX, Virginia, July 28, 2010 – ManTech International Corporation (NASDAQ: MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the second quarter of fiscal year 2010, which ended June 30, 2010.

“In the second quarter of fiscal year 2010, we delivered strong revenue growth, margin expansion and cash collection,” said ManTech Chairman and Chief Executive Officer George J. Pedersen. “Despite the pressures on federal government spending, we see continued strong performance based on our positioning on mission-critical programs in national and homeland defense, both in the United States and around the world. I am also proud that we maintained our commitment to program execution, as evidenced by our being awarded the NASA Goddard Space Flight Center Contractor Excellence Award for the third time since 2000.”

Summary Operating Results

Revenues for the quarter were $661.6 million, up 29 percent from $514.1 million in the second quarter of fiscal year 2009. Organic growth was 13 percent for the quarter, driven primarily by recent awards for intelligence, surveillance and reconnaissance (ISR); systems engineering; and test and evaluation programs and expanded requirements on existing cyber security and logistics contracts. Organic growth is calculated as reported revenue for the current quarter divided by revenue for the prior year quarter adjusted as if Sensor Technologies Inc. (STI) had been acquired one year earlier.

Operating income for the quarter was $56.5 million (8.5 percent of revenue), up 26 percent from $44.9 million (8.8 percent of revenue) in the second quarter of fiscal year 2009. Operating margin percentage increased 80 basis points sequentially as a result of strong program performance, direct actions taken to improve profitability and lower share-based compensation expense.

Net income for the quarter was $32.2 million, up 13 percent from $28.5 million in the second quarter of fiscal year 2009. Net income was impacted slightly by increases in net interest expense and the effective tax rate. Interest expense increased as a result of the deliberate decision to issue $200 million of senior notes in April to add financial flexibility to fund potential corporate investments and acquisitions. The effective tax rate for the quarter was a more normative 39.0 percent compared to the unusually favorable 36.1 percent in the second quarter of fiscal year 2009, which benefited from fluctuations in deferred compensation assets and a gain related to state income taxes.

Diluted earnings per share for the quarter were $0.88, up 10 percent from $0.80 in the second quarter of fiscal year 2009, driven by the increase in net income offset by a slightly higher share count compared to the prior year quarter.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $70.0 million (or 2.2 times net income). Days sales outstanding (DSO) were 63 days, compared to 75 days in the first quarter of fiscal year 2010 and 66 days in the second quarter of fiscal year 2009. As of June 30, 2010, the company had $162 million in cash and cash equivalents and $200 million in debt with no balance on its $350 million revolving-credit facility.

Contract Awards

Contract awards (bookings) totaled $644 million in the second quarter, representing a book-to-bill ratio of 1.0. The bookings total excludes awards in the quarter with an active protest as well as multiple-award contracts where ManTech has no history of performance. Large, single-award contracts received during the quarter include:

•

Systems Engineering and Integration Services to U.S. Air Force Launch and Range Systems Wing (LRSW). ManTech was awarded a 10-year, $160 million prime contract to support current and future space-launch operations for the U.S. Air Force LRSW. Technical support provided under this take-away contract includes systems engineering and integration, mission integration management, systems safety engineering, systems environmental engineering, systems security and information assurance, product assurance, launch schedule management and launch risk management.

•

Engineering and Technical Support to Naval Surface Warfare Center (NSWC). ManTech received five-year, $40 million contract to support the NSWC Indian Head Division. Under the single award, indefinite-delivery, indefinite-quantity contract, ManTech will provide a broad range of services, including engineering, technical, system safety, human system integration, training and program management support.

•

Naval Undersea Warfare Center (NUWC) Acoustic Test Support. Under a five-year, $20 million contract, ManTech will provide engineering, programmatic and technical support services for NUWC acoustic test support programs. Key areas of focus include acoustic trial preparation and direction, shipboard localization of noise sources, post-trial data reduction and analysis, fleet data submittal analysis and report production.

In addition to these competitive awards, ManTech received several significant extensions to logistics and test and evaluation contracts, as well as to key classified systems engineering and cyber efforts.

The company’s backlog of business at the end of quarter was $4.5 billion, of which $1.4 billion was funded. Compared to the second quarter of fiscal year 2009, total backlog increased 15 percent and funded backlog increased 40 percent, due in part to the robust backlog brought by the STI acquisition.

Forward Guidance

Based on first-half results and revised expectations for the remainder of the year, the company is maintaining the lower end of its guidance for fiscal year 2010 revenue, net income and diluted earnings and narrowing the ranges. The resulting guidance ranges, which assume no future acquisitions or divestitures, are shown in the table below:

Measure	Fiscal 2010 Guidance
Revenue (million)	$2,630 - $2,750
Net Income (million)	$123 - $127
Diluted Earnings Per Share	$3.36 - $3.48

ManTech Chief Financial Officer Kevin M. Phillips commented, “The growth of the business and the positive actions that we undertook in the second quarter allowed us to preserve our operating margins despite the contract changes we experienced in the first quarter. Based on our current forecast, we have narrowed our guidance ranges for fiscal year 2010, but our core business outlook is positive — we posted a book-to-bill ratio of one for the third straight quarter and expect significant new awards for the second half of this year. Also, our cash collections were outstanding, as we achieved our lowest-ever DSO metric.”

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts and institutional investors may participate on the conference call by dialing 800-475-6890 (domestic) or 913-981-5595 (international) and entering passcode 7519495. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech web site (www.mantech.com).

A replay of the conference call will be available by telephone approximately one hour after conclusion of the call through August 12, 2010, by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering passcode 7519495. In addition, a replay of the webcast will be available on the ManTech web site approximately two hours after the conclusion of the conference call.

About ManTech

Headquartered in Fairfax, Va., with approximately 9,100 professionals, ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security and Justice; the space community; the National Oceanic and Atmospheric Administration; and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management, and service-oriented architectures. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts or win recompetes; risks associated with complex U.S. government procurement laws and regulations; adverse results of U.S. government audits of our government contracts; risk of contract performance, modification or termination; curtailment of the U.S. government’s outsourcing of certain services that we provide; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness, including the ability to meet financial covenants, and risks related to an inability to obtain new or additional financing; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2010, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Contact

Investor Relations

Stuart Davis

Corporate EVP, Strategy and Communications

(703) 218-8269

stuart.davis@mantech.com

Media Relations

Amy Gooen

(703) 218-6387

amy.gooen@mantech.com

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share Amounts)

	(unaudited)
	June 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$162,274	$86,190
Receivables—net	466,092	399,239
Prepaid expenses and other	11,304	11,182

Total Current Assets	639,670	496,611

Property and equipment—net	15,591	14,498
Goodwill	631,989	488,217
Other intangibles—net	157,554	73,684
Employee supplemental savings plan assets	20,152	21,065
Other assets	11,203	6,672

TOTAL ASSETS	$1,476,159	$1,100,747

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$235,398	$157,358
Accrued salaries and related expenses	79,140	55,429
Deferred income taxes—current	734	0
Billings in excess of revenue earned	8,841	7,737

Total Current Liabilities	324,113	220,524

Debt	200,000	0
Accrued retirement	20,873	22,033
Other long-term liabilities	6,717	6,877
Deferred income taxes—non-current	34,725	33,848

TOTAL LIABILITIES	586,428	283,282

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 23,235,371 and 22,602,110 shares issued at June 30, 2010 and December 31, 2009; 22,992,331 and 22,359,070 shares outstanding at June 30, 2010 and December 31, 2009	232	226
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,277,345 and 13,605,345 shares issued and outstanding at June 30, 2010 and December 31, 2009	133	136
Additional paid-in capital	375,303	362,730
Treasury stock, 243,040 shares at cost at June 30, 2010 and December 31, 2009	(9,114)	(9,114)
Retained earnings	524,450	464,742
Accumulated other comprehensive loss	(190)	(172)
Unearned Employee Stock Ownership Plan Shares	(1,083)	(1,083)

TOTAL STOCKHOLDERS’ EQUITY	889,731	817,465

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,476,159	$1,100,747

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

REVENUES	$661,611	$514,068	$1,249,168	$963,638
Cost of services	562,306	422,242	1,061,872	792,546
General and administrative expenses	42,776	46,953	85,535	85,861

OPERATING INCOME	56,529	44,873	101,761	85,231
Interest expense	(3,598)	(404)	(4,595)	(707)
Interest income	57	47	185	116
Other income (expense), net	(270)	111	(332)	108

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	52,718	44,627	97,019	84,748
Provision for income taxes	(20,551)	(16,095)	(37,311)	(31,738)

NET INCOME	$32,167	$28,532	$59,708	$53,010

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.89	$0.80	$1.65	$1.49

Weighted average common shares outstanding	22,872	21,909	22,645	21,752

Class B basic earnings per share	$0.89	$0.80	$1.65	$1.49

Weighted average common shares outstanding	13,317	13,678	13,460	13,795

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.88	$0.80	$1.64	$1.48

Weighted average common shares outstanding	23,126	22,146	22,925	22,055

Class B diluted earnings per share	$0.88	$0.80	$1.64	$1.48

Weighted average common shares outstanding	13,317	13,678	13,460	13,795

MANTECH INTERNATIONAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	(unaudited)
	Six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$59,708	$53,010
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	3,251	3,572
Excess tax benefits from the exercise of stock options	(502)	(243)
Deferred income taxes	4,674	1,224
Depreciation and amortization	14,176	8,839
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	3,017	29,858
Prepaid expenses and other	(2,177)	2,871
Accounts payable and accrued expenses	9,194	(27,311)
Accrued salaries and related expenses	20,624	(5,420)
Billings in excess of revenue earned	1,104	19
Accrued retirement	(1,160)	(173)
Other	840	639

Net cash flow from operating activities	112,749	66,885

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,346)	(1,553)
Investment in capitalized software for internal use	(1,835)	(1,353)
Acquisition of businesses—net of cash acquired	(236,052)	(13,645)

Net cash flow from investing activities	(241,233)	(16,551)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,986	2,589
Excess tax benefits from the exercise of stock options	502	243
Net borrowings (repayment) under the revolving credit facility	0	(24,100)
Issuance of senior unsecured notes	200,000	0
Debt issuance costs	(4,920)	0

Net cash flow from financing activities	204,568	(21,268)

NET INCREASE IN CASH AND CASH EQUIVALENTS	76,084	29,066
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	86,190	4,375

CASH AND CASH EQUIVALENTS, END OF PERIOD	$162,274	$33,441